                                                               EXHIBIT (a)(1)(x)

[CAPSTONE LOGO]
________________________________________________________________________________


                      The Voluntary Employee Stock Option
                                 Exchange Offer



                                 June 25, 2003




          (c) 2003 Capstone Turbine Corporation - www.microturbine.com

[CAPSTONE LOGO]                                               Overview & Purpose
________________________________________________________________________________

What is the Voluntary Stock Option Exchange Program?
____________________________________________________

     All non-executive U.S. employees can exchange option grants with exercise prices of $2.00 per share or more, for new options to be granted no earlier than 6 months and 1 day from cancellation.

     We currently expect to cancel the options on July 25th and grant the new options on January 26, 2004 unless the offer is extended by us.


            (c) Capstone Turbine Corporation - www.microturbine.com

[CAPSTONE LOGO]                                               OVERVIEW & PURPOSE
________________________________________________________________________________

WHY IS CAPSTONE MAKING THE OFFER?
_________________________________

- WE BELIEVE THIS WILL CREATE BETTER PERFORMANCE INCENTIVES FOR EMPLOYEES AND ENHANCE STOCKHOLDER VALUE.

- ADDRESS THE FACT THAT MOST OF OUR OUTSTANDING OPTIONS ARE UNDERWATER.

- POTENTIALLY BRING MORE VALUE TO EMPLOYEES WITH STOCK OPTION GRANTS.


          (C) 2003 CAPSTONE TURBINE CORPORATION - WWW.MICROTURBINE.COM

[CAPSTONE LOGO]                                         OVERVIEW OF THE EXCHANGE
________________________________________________________________________________

MAIN FEATURES
_______________________

- YOU CAN ELECT TO TENDER ANY OPTION GRANT WITH AN EXERCISE PRICE EQUAL OR GREATER THAN $2.00 FOR EXCHANGE BETWEEN JUNE 25, 2003 AND JULY 24, 2003 (OR LONGER IF WE EXTEND THE OFFERING PERIOD).

- THE SAME NUMBER OF NEW OPTIONS WILL BE GRANTED TO YOU NO EARLIER THAN 6 MONTHS AND 1 DAY AFTER THE CANCELLATION DATE. AGAIN, CURRENTLY WE ANTICIPATE THE NEW GRANTS TO BE ON JANUARY 26, 2004.

- THE EXERCISE PRICE PER SHARE OF THE NEW OPTIONS WILL BE THE CLOSING PRICE OF OUR COMMON STOCK REPORTED BY NASDAQ ON THE DATE OF GRANT OF THE NEW OPTIONS.


         (C) 2003 CAPSTONE TURBINE CORPORATION - WWW.MICROTURBINE.COM

[CAPSTONE LOGO]                                         OVERVIEW OF THE EXCHANGE
________________________________________________________________________________

Main Features -- Continued
__________________________

- As for vesting, 12.5% of the new option grants will be vested on the date you are granted the New Option and 1/48 of the new options will vest monthly over the next 42 months, subject to your continued employment.

          (c) 2003 Capstone Turbine Corporation - www.microturbine.com

[CAPSTONE LOGO]                                         Procedure to Participate
________________________________________________________________________________

How do I participate?
_____________________

1. If you choose to participate in the Exchange Offer, complete the Election Form and return it to Debbie Bernard by 5:00 p.m., Pacific Time, on July 24, 2003 (or any extended period we communicate) by fax or hand delivery. Note: email is not sufficient.

2. Robin Deyo has provided a Personnel Option Status for each of you. You can find the information required for the Election Form in Robin's summary.

3. HR will email you a confirmation of receipt of your Election Form within two business days of receipt. If you have not received a confirmation of receipt, contact HR. It is your responsibility to ensure that your Election Form has been received by us.

          (c) 2003 Capstone Turbine Corporation - www.microturbine.com

[CAPSTONE LOGO]                                         Procedure to Withdraw
______________________________________________________________________________

How do I withdraw if I change my mind?
______________________________________

- If you choose to participate in the Exchange Offer and then decide not to participate at all, you must complete the "Notice to Withdraw from the Offer Form." If you don't withdraw by July 24, 2003 (or any extension period we later communicate) your election to participate will remain effective.

- The Notice to Withdraw must be completed and returned to Debbie Bernard by 5:00 p.m., Pacific Time, on July 24, 2003 via fax or hand delivery. Note: email is not sufficient.

- HR will email you a confirmation of receipt of your Notice within two business days of receipt. If you have not received a confirmation of receipt, contact HR. It is your responsibility to ensure that your Notice has been received by us.


         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com

[CAPSTONE LOGO]                                          Procedure to Amend
___________________________________________________________________________

How do I change my election?
____________________________

1. If you choose to participate in the Exchange Offer and then change your mind regarding the grants you want to tender, you must complete a new "Election Form."

2. The completed Election Form must be returned to Debbie Bernard by 5:00 p.m., Pacific Time, on July 24, 2003 (or any extension period we communicate) via fax or hand delivery. Note: email is not sufficient.

3. HR will email you a confirmation of receipt of your Election Form within two business days of receipt. If you have not received a confirmation of receipt, contact HR. It is your responsibility to ensure that your Election Form has been received by us.

         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com

[CAPSTONE LOGO]                                                        Example
______________________________________________________________________________

                       Original Grant as of June 25, 2003

________________________________________________________________________________
            Amount
Option Date Granted Price  Exercised  Vested   Unvested  Outstanding Exercisable
________________________________________________________________________________

February 18, 2,400   $3.33     0       2,000      400      2,400       2,000
  2000
________________________________________________________________________________



  Original Grant, No Participation in the Exchange Offer, as of Jan. 26, 2004

________________________________________________________________________________
            Amount
Option Date Granted Price  Exercised  Vested   Unvested  Outstanding Exercisable
________________________________________________________________________________

February 18, 2,400   $3.33     0       2,350      50      2,400       2,350
  2000
________________________________________________________________________________



New Grant with Participation in the Plan with a New Grant Date of Jan. 26, 2004

__________________________________________________________________________________
            Amount
Option Date Granted  Price   Exercised  Vested   Unvested  Outstanding Exercisable
__________________________________________________________________________________

January 26, 2,400    CPST      0        300      2,100      2,400        300
  2004*             closing
                    price on
*(could be         New Grant
extended)            Date
___________________________________________________________________________________




         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com

[CAPSTONE LOGO]                                      Potential Risk or Benefit
______________________________________________________________________________


                The new options may have a higher exercise price
                   than some or all of your current options.


                                       OR


                The new options may have a lower exercise price
                   than some or all of your current options.


         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com

[CAPSTONE LOGO]                                                        Q&A
______________________________________________________________________________


Who is eligible to participate?


- Anyone who is a non-executive management employee of Capstone in the United States through July 25, 2003.

- Those who are not eligible to participate include executive management, Board members, consultants and anyone outside of the United States.

Are there any eligibility requirements that I must satisfy after my options are cancelled to receive new options?

- You must be an employee of Capstone, one of our subsidiaries or a successor entity on the date the new options are granted, anticipated to be January 26, 2004.

         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com

[CAPSTONE LOGO]                                                            Q&A
______________________________________________________________________________


If I tender options in the Offer, will I be eligible to receive other grants?


- If we accept options you tender in the Offer, we will not grant you any other options until January 26, 2004 (that is, at least six months and one day after the Cancellation Date).


If I choose to tender an option that is eligible for exchange, do I have to tender all the shares covered by that option?

- Yes. We are not accepting partial tenders of an option grant. You may only tender all or none of the unexercised shares covered by each option grant. However, you may tender the remaining portion of an option grant that you have partially exercised.



         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com

[CAPSTONE LOGO]                                                           Q&A
______________________________________________________________________________


What will the exercise price of the new options be?

- The exercise price per share of the new options will be the closing price of our common stock reported by the Nasdaq National Market on the date of grant of the new options. We cannot predict the exercise price of the new options. The new options may have a higher exercise price than some or all of your current options.


Will I be required to give up all my rights to the cancelled options?

- Yes. Once we have accepted the options that you have tendered, your options will be cancelled and you will no longer have any rights under those options.



         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com

[CAPSTONE LOGO]                                                            Q&A
______________________________________________________________________________



Any more questions?


         (c) 2003 Capstone Turbine Corporation -- www.microturbine.com